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                                                                   EXHIBIT 10.32
                              SETTLEMENT AGREEMENT

1.   PARTIES

     1.1. This Settlement Agreement ("Agreement") is entered by and between Fibreboard Corporation ("Fibreboard," defined below); and CIGNA Specialty Insurance Company (formerly known as California Union Insurance Company) ("Cal Union" or "CIGNA Specialty"), Central National Insurance Company of Omaha ("Central National"), Century Indemnity Company ("Century"), CIGNA Property and Casualty Insurance Company ("CIGNA P&C") and Insurance Company of North America ("INA")(collectively "Settling Insurers").


2.   DEFINITIONS

     2.1. "Allocated Expense" means all reasonable fees, expenses and other costs, including bonding costs pending appeal, reasonably incurred by or on behalf of Fibreboard in connection with the defense and disposition of Asbestos-Related Building Claims for Fibreboard, but does not include any expenses of Fibreboard or compensation for time or fees for Fibreboard personnel, except for reasonable travel costs incurred directly for Fibreboard's defense of the Asbestos-Related Building Claims, does not include fees or expenses at rates above those normally charged under similar circumstances to clients or customers of the firms or vendors employed, or any fees, expenses and other costs incurred by Fibreboard in connection with its efforts to obtain or enforce settlements or judgments determining the obligations of Fibreboard's insurers with respect to the Asbestos-Related Building Claims.

     2.2. "Asbestos-Related Building Claim" or "Claim" means claims or suits brought against Fibreboard alleging injury or damage to buildings and property caused by asbestos-containing products or materials ("Asbestos-Related Building Claims"). For purposes of this Agreement, all Asbestos-Related Building Claims brought by one building owner within one state or all Claims brought by or on behalf of the government of the United States or one of its agencies anywhere shall be treated as a single Claim.

     2.3. "Fibreboard" means Fibreboard Corporation and includes without limitation any agents, employees, officers, assigns, subsidiaries, successors- or predecessors-in-interest, and, to the extent that Fibreboard Corporation exercises or has exercised or may exercise control or authority over them, means the following: corporations or unincorporated business entities affiliated with Fibreboard Corporation, including without limitation any employee, officer or agent of such affiliated entity, and all persons acting by, through, under or in concert with Fibreboard Corporation, and each of them, and specifically including without limitation any person or entity purporting to be an insured under one or more of the Policies.

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     2.4.   "Indemnity" means any sums paid as damages or otherwise in settlement or satisfaction of judgment of Asbestos-Related Building Claims.

     2.5. "Party" means Fibreboard or any Settling Insurer (collectively, the "Parties").

     2.6. "Policy" or "Policies" means liability insurance policies or certificates issued by one of the Settling Insurers which insures Fibreboard, including without limitation the following policies identified in the Coverage
Action:

            SETTLING INSURER           POLICY NO.         PERIOD
            ---------------------------------------------------------
            Central National           CNU 126573      7/1/77-6/1/78
            Cal Union                  ZCX 004028      4/1/80-4/1/81
            Cal Union                  ZCX 004437      4/1/81-4/1/82
            Cal Union                  ZCX 006186      4/1/82-4/1/83
            Cal Union                  ZCX 006526      4/1/83-4/1/84
            Century                    CIZ 425553      4/1/82-4/1/84
            Central National           CNZ 006802      4/1/82-4/1/84
            Central National           CNZ 006802      4/1/84-4/1/85
            CIGNA P&C                  EX 09-1011      4/1/84-4/1/85
            INA                        XCP 144849      4/1/84-85



3.   RECITALS

     3.1. Fibreboard has been, is, and expects to be in the future named in multiple Asbestos-Related Building Claims.

     3.2. Disputes have arisen between Fibreboard and the Settling Insurers as to their respective rights and obligations relating to the Asbestos-Related Building Claims.

     3.3. Fibreboard and the Settling Insurers are parties to the action entitled FIBREBOARD CORPORATION V. CONTINENTAL CAS. CO., ET AL., No. 844903, In the Superior Court of the State of California for the City and County of San Francisco (the "Coverage Action"), which concerns, INTER ALIA, the nature and extent of coverage available, if any, under the policies for matters raised in, arising out of or relating to the Asbestos-Related Building Claims.

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     3.4.   Without waiver of their respective positions in relation thereto, the Parties desire to settle any and all past, present and potential future disputes between them regarding the nature and extent of coverage available, if any, under the Policies for any and all matters raised in, arising out of or relating to the Asbestos-Related Building Claims and the Coverage Action in accordance with the terms of this Agreement.


4.   PAYMENT OF ASBESTOS-RELATED BUILDING CLAIMS

     4.1. Fibreboard may from time to time request, and Settling Insurers shall in response to such request timely make, in the sequence set forth in paragraph 4.2, payments of Allocated Expense or Indemnity under the Policies for any Asbestos-Related Building Claim in which it is reasonably determined from available information that a Policy was in effect for any of the period of time
between the date, with respect to each Claim, of   [           *            ]
of  [           *            ]  or  [           *            ]  at    [      *]
       ] the [      *      ] Fibreboard [         *          ] the [     *     ]
the [                  *         ] of [       *       ] or []
     *                                                          ] or []
*            ] at [            *             ].  If insufficient information is
available to determine the date of first installation, this date will be
presumed to [               *         ] until information as to another date is
developed.

     4.2. Payments of Allocated Expense or Indemnity may be requested by Fibreboard and shall be made by Settling Insurers in the following sequence (and not concurrently):

          4.2.1.   Payment of $[                         *]
       ] Dollars) under policies in effect [             *               ] by []
                    *                                 ] (or, if [         *]
        ] of [            *            ] the [           *                  ] of
     [           *           ] under those policies to [                *]
                       *            ] of [       *       ] amount);

          4.2.2.   Payment of $[                *                ] Dollars)
     under       [                           *                        ]
     (for the [              *                           ];

          4.2.3.   Payment of $[                *                ] Dollars)
     under policies in effect [              *                ] by []
           *                              ] (or, if [            *]
        ]  of [              *            ] the  [      *           ] of []
        *      ] under those policies to [                  *]
                ] of [      *      ] amount);

          4.2.4.  Payment of $[                    *                   ]
     Dollars) under [                       *                     ] policy
     [                  *                                  ] (or, if []
         *           ] of [              *              ] the  [       *]


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     ] of [         *           ] under those policies to [         *]
     ] of [         *           ] amount);

          4.2.5.   Payment of $[               *              ] Dollars)
     under policies  in effect [               *               ] by []
                 *                 ] (or, if [            *            ] of
     [                                    *]
                          ] under those policies to []
        *                   ] of [         *          ] amount);

          4.2.6.   Payment of $[                    *                  ]
     Dollars) under [                    *                   ] policy []
               *               ] (or, if    [         *          ] of []
                *                ] the [            *            ] of []
        *         ] under those policies to [                       *]
                        ] of [       *        ] amount);

          4.2.7.   Payment of $[                       *]
     ] Dollars) under policies in effect [               *               ]
     by [                     *                      ] (or, if []
     *           ] of [                  *                ] the [         *]
           ] of [        *          ] under those policies to []
     *                        ] of [        *          ] amount);

          4.2.8.   Payment of $[                *               ] Dollars)
     [                                        *                         ]
     under [                        *]


                           ] and []
          *                                          ] all  [            *]
              ] from [               *               ] from [            *]
                         ] or [                    *                    ]
     (under policies in which the [                          *]
                ] to [             *            ] a [           *         ]
     in [      *      ]), subject to the following conditions:

               4.2.8.1.   Fibreboard [              *               ]
          with the [                            *]
                  ] the following  [               *                ]
          of [           *          ] or [        *               ] to
          [            *            ] of [        *       ]:

                    4.2.8.1.1.   [           *            ] is []
                 *          ] among [       *        ]
               participants in [  *          ] ;

                    4.2.8.1.2.   [                    *]
                                     ] are [           *]
               ] among   [           *           ] participants
               in [     *     ];


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                    4.2.8.1.3.  [                      *]
                                                      ] are []
                 *            ] among [           *           ]
               participants [          *             ];

                    4.2.8.1.4.   [                      *]
                                                ] and []
                  *                                   ] are []
                        *             ];

                    4.2.8.1.5.   Provided that the [           *]
                              ] to [          *          ]
               Fibreboard in [              *               ] the
               []
                  *
                                ] Dollars); and

                    4.2.8.1.6.   Provided further that [          *           ]
               Fibreboard shall not [                     *]
               ] the Settling Insurers under paragraph 4.2.8.

               4.2.8.2.   If [                           *]
                                                ] begin [               *]
                ] after [                                                 *]
                        ] until [             *             ] by []
                     *              ] or [                 *                ] or
          [           *          ] an [        *         ] the [        *]
          ] the [                *                                  ] as the []
                                 *                        ] by each in the   []
                 *           ];

               4.2.8.3.   Settling Insurers shall at their option []
            *                          ] in [                *                 ]
          the [           *                                                ] or
          [                         *                      ] are []
            *       ] the Settling Insurers [                      *]
                    ] which shall be amended in accordance therewith; provided
          that [                                        *]
             ] Fibreboard reasonably [                         *]
           ];

          4.2.9.   Payment of $[                *                 ]
     Dollars) each, for a [                                 *]
                      ] under [                     *            ] (for the
     [                          *]
                   ] (for the [                          *]
                     ]       (for the []
     *                                            ] (for the []
           *                  ] subject to the following condition:

               4.2.9.1.   Fibreboard shall contemporaneously []
                    *            ] of [                  *]
             ] allocated to the [                *                ]
          policies;


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          4.2.10.   Payment of $[                     *]
     ] Dollars) under [                              *]
        ] (for the [                         *         ], subject to the
     following condition:

               4.2.10.1.   Fibreboard shall contemporaneously []
                     *             ] of [                 *]
               ] allocated to this [                *]
          ];

          4.2.11.   Payment of [                *               ] to
     Fibreboard;

          4.2.12.   Payment of $[                   *                    ]
     Dollars) under [                              *]
      ], subject to the following condition:

               4.2.12.1.   Fibreboard shall contemporaneously []
                  *       ] of [                  *                 ]
          allocated to this [           *             ].

          4.2.13.   [              *              ] pursuant to paragraphs
     4.2.9.1, 4.2.10.1 or 4.2.12.1 [                            *]
                 ] the Settling Insurers under paragraphs 4.2.9, 4.2.10 and 4.2.12.

     4.3.   Payment []
                              *

    ] (the  [              *               ]          consistent with the
Settlement Agreement, dated January 1993 between Fibreboard and the AIG
companies, except that [                                *]

                ] under the policies [             *           ] in accordance
with section 4 of this Agreement.

     4.4. If payment for an Asbestos-Related Building Claim is made simultaneously under more than one Policy, payment shall be made equally under each such Policy to the extent that limits of liability remain unconsumed thereunder in accordance with this Agreement.

     4.5. The Settling Insurers will not be charged with punitive or exemplary damages or conspiracy or concert of action judgments, where the substantive law of the jurisdiction under whose law the judgment arises holds that such awards are not covered by insurance because of public policy or contract interpretation. The Settling Insurers will not be charged with fines or penalties, or the multiple portion of damages which are doubled or trebled under any deceptive trade practices act or consumer protection statute, where the substantive law of the jurisdiction under whose law the judgment arises holds that such awards are not covered by insurance because of public policy or contract interpretation; if such law holds that such an award is covered, Settling Insurers shall pay it; and if such law is unsettled, Fibreboard shall have the


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right to seek to require payment of such award either, at the option of Settling
Insurers, by submitting the issue for resolution under section 13 or by bringing legal action in a court of law, but Settling Insurers shall not be required to pay such award pending such resolution or action, subject to the right of Fibreboard to an expedited determination under section 13, not to be resorted to routinely, that the probability of success on the merits and/or the threat of substantially harmful consequences to Fibreboard justify requiring the Settling Insurers to advance as much as 50% of the payment of such award, subject to reimbursement upon the conclusion of such resolution or action.

     4.6. Payments for Indemnity for Asbestos-Related Building Claims shall be paid by Settling Insurers, at Fibreboard's request, directly to the person
asserting  a Claim.   Payments by the Settling Insurers for Allocated Expenses
shall be made, at Fibreboard's request, directly to counsel or other persons responsible for providing Allocated Expenses. Such payments will be timely made by Settling Insurers, and all reasonable efforts will be made to accomplish payment within thirty (30) days of receipt of billings therefor by Settling Insurers.

     4.7. If a Settling Insurer disputes its obligation with respect to a payment for Indemnity or Allocated Expenses, the Insurer will nevertheless make the payment and submit the issue for resolution under section 13. Payments which are disputed by Settling Insurers shall be promptly reimbursed by Fibreboard to Settling Insurers in the event of a determination pursuant to the dispute resolution procedures that such payments, or portions thereof, were not required to be made in accordance with this Agreement. If such reimbursement is not made, the amount thereof may be offset against any Indemnity or Allocated Expense payments thereafter required of any of the Settling Insurers.

     4.8. As a means of minimizing, reducing or delaying the overall payment of Asbestos-Related Building Claims by Settling Insurers under the Policies, Settling Insurers may at their option make payments for the purpose of gaining access to policies issued by other insurers, whether or not in the sequence set forth in this section, so long as this does not result in prejudice to Fibreboard or Settling Insurers.

     4.9. The Settling Insurers shall have no obligation of any kind under the Policies with respect to any and all matters raised in, arising out of or relating to the Asbestos-Related Building Claims or any products claims except as provided in this Agreement; provided, that this Agreement does not modify any obligation of INA under the January 1, 1993 Settlement Agreement between INA and Fibreboard.


5.   CLAIM HANDLING

     5.1. The Settling Insurers shall have no obligation to assume charge of the defense or handling of Asbestos-Related Building Claims.


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

     5.2. Fibreboard shall keep the Settling Insurers (through the person or persons designated as recipients of notice under this Agreement) reasonably informed, as far in advance as feasible, of significant developments in the Asbestos-Related Building Claims, including but not limited to upcoming or ongoing trials, class certification proceedings, serious settlement discussions and evaluations of general strategies or policies of Fibreboard in relation to Asbestos-Related Building Claims.

          5.2.1. Fibreboard shall provide periodic reports containing a summary of the current status of each Asbestos-Related Building Claim and shall report AD HOC on the disposition of pending claims and the filing of new Claims, receipt of which by the Settling Insurers shall be satisfactory acknowledgement thereof and reservation of all rights and fulfillment of all duties other than those created by this Agreement with respect thereto.

          5.2.2. Before such time as Settling Insurers are called upon to make payments hereunder, the provisions of this paragraph 5.2 shall not require Fibreboard to provide information in a manner different from, or more burdensome than, Fibreboard's obligations under other settlements relating to the Asbestos-Related Building Claims.

     5.3. At such time as Settling Insurers are called upon to make payments hereunder, the Settling Insurers shall have the reasonable right to participate in decisions with respect to the defense, handling or settling of Asbestos-Related Building Claims, subject to the ultimate reasonable control of Fibreboard. Fibreboard shall exercise its reasonable best judgment in defending, handling and settling Asbestos-Related Building Claims and shall do so acting in good faith and engaging in fair dealing insofar as the interests of either Settling Insurers or Fibreboard may be implicated.

          5.3.1. With respect to any Asbestos-Related Building Claim as to which Fibreboard reasonably expects it may request payment of Indemnity under this Agreement by a Settling Insurer, Fibreboard shall keep the Settling Insurers (through the person or persons designated as recipients of notice under this Agreement) reasonably informed, in advance where feasible, of settlement negotiations in the Asbestos-Related Building Claim in question, and shall give notice thereto of its intent to settle such Claim, unless the amount of such settlement is smaller than $[ * ] for a Claim or $[ * ] for a group of Claims in which the average of each Claim settled is not more than $[ * ]. Such information and notice shall be reasonably sufficient to enable the Settling Insurer in question to review and make timely objection with respect to Fibreboard's intent to settle.

          5.3.2. At such time as Settling Insurers are called upon to make payments hereunder, Fibreboard shall provide quarterly reports providing a detailed identification of payments made by it of Allocated Expense and Indemnity in connection with the Asbestos-Related Building Claims. Such reports shall identify each Policy


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under which such payment is made and the amount of coverage or limits of liability that remain unconsumed thereunder.

          5.3.3. At such time as Settling Insurers are called upon to pay Allocated Expenses hereunder, the Settling Insurers shall have the reasonable right to consult with counsel for Fibreboard concerning the handling of Asbestos-Related Building Claims at any time for informational purposes and Fibreboard shall instruct its counsel to cooperate fully with Settling Insurers for this purpose and, at the reasonable request of Settling Insurers, provide reports as to the current status of Asbestos-Related Building Claims being handled by such counsel. Neither Fibreboard nor its counsel shall assert the attorney-client privilege or the work product rule or similar rules or privileges as a basis for withholding information relating to the defense of the Asbestos-Related Building Claims which is in the possession or control of counsel handling Asbestos-Related Building Claims on behalf of Fibreboard.

     5.4. The Settling Insurers shall have the right reasonably to inspect and, at their expense, copy any documentation relating to billings or payments for Allocated Expense and Indemnity under this Agreement and Fibreboard shall provide all reasonable assistance in providing access thereto.

     5.5. At such time as the Settling Insurers begin making payment pursuant to paragraph 4.2.9., after written notice has been given to Fibreboard of the intent to do so, the Settling Insurers shall, at their option, have the right to assume charge of the defense or handling of Asbestos-Related Building Claims
while making payments under this Agreement.  [                         *]
                ], Fibreboard [             *              ] of the []
                      *                                   ] of payments []
                   *              ] allocated to [               *]
] of the Settling Insurers pursuant to paragraphs 4.2.9.1., 4.2.10.1. or 4.2.12.1; Fibreboard shall have reasonable rights of consultation and information and the defense shall be conducted consistent with Fibreboard's reasonable interests.


6.   LIMITS OF LIABILITY AND INDEMNIFICATION

     6.1. Payment under this Agreement of Allocated Expenses or Indemnity under any Policy and/or payment, even though not under this Agreement, of claims other than Asbestos-Related Building Claims to which aggregate limits are applicable under any Policy shall be deemed to erode the aggregate limits of such Policy.

     6.2. Payment under this Agreement of Allocated Expenses or Indemnity under any Policy and/or payment, even though not under this Agreement, of Fibreboard claims other than Asbestos-Related Building Claims to which aggregate limits are applicable under any Policy of an amount equal to the total amount required by section 4 of this Agreement to be paid under such Policy shall be deemed complete and final exhaustion of the aggregate limits of such Policy and the Settling Insurers shall have


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no obligation to anyone in a greater amount for any Fibreboard claims as to which aggregate limits are applicable.

          6.2.1. The payment of the aggregate limit of a Policy as provided by this paragraph 6.2 shall constitute exhaustion of the aggregate limit of that Policy for purposes of calculating the attachment of a policy that is excess to said Policy.

     6.3. The amount required by this Agreement to be paid under any Policy shall be deemed the per occurrence limit of liability of such Policy with respect to payment under this Agreement of Allocated Expenses or Indemnity under any Policy and/or payment, even though not under this Agreement, of Fibreboard claims other than Asbestos-Related Building Claims, []
 *                    ] of liability of []
        *                     ].

          6.3.1. The payment of such per occurrence limit as provided by this paragraph 6.3. shall constitute exhaustion of the per occurrence limit of liability of that Policy for purposes of calculating the attachment of a policy that is excess to said Policy.

     6.4. Fibreboard and the Settling Insurers agree that the aggregate limits stated in the Policies described in this Agreement apply only once with respect to claims which impact those limits, and that the Settling Insurers shall not be obligated to make payments in regard to any such claims in excess of the aggregate limits described in said Policies. Fibreboard agrees that it shall defend, indemnity and hold harmless the Settling Insurers for any amounts the Settling Insurers may have to pay by reason of any claims relating to whether the Policies' limits are depleted by payments under the provisions of this Agreement.

          6.4.1. Any such litigation brought against the Settling Insurers shall be conducted in the mutual interest of Fibreboard and the Settling Insurers.

               6.4.1.1. In connection with such litigation, Fibreboard shall not, without the prior written consent of the Settling Insurers, retain as counsel any firm engaged in coverage litigation with one of the Settling Insurers.

               6.4.1.2. In such litigation, at Settling Insurers' reasonable request, Fibreboard shall make reasonably clear and conspicuous that Fibreboard is the real party in interest for purposes of coverage positions being taken therein nominally in behalf of the Settling Insurer in question.

               6.4.1.3. The Settling Insurers may, at their option and expense, engage counsel to appear on their behalf in such litigation, provided that the conduct of such litigation shall be subject to the ultimate reasonable control of Fibreboard.


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          6.4.2.   If Fibreboard fails to defend or indemnify Settling Insurers under paragraph 6.4., and Fibreboard is unable to provide reasonable and adequate assurance to the Settling Insurers of prompt future performance, any further performance by the Settling Insurers under this Agreement shall thereafter be permanently excused and payments theretofore made to Fibreboard under this Agreement under any Policies shall be deemed to have been made in consideration of a full and complete release of all obligations of the Settling Insurers with respect to Fibreboard under said Policies, such that the Settling Insurers shall have no further obligation with respect to any claims by or against Fibreboard thereunder.


7.   MUTUAL RELEASE REGARDING ASBESTOS-RELATED BUILDING CLAIMS

     7.1. In consideration for the execution of this Agreement, the Parties release and forever discharge each other, together with their respective attorneys, agents, employees, officers, directors, shareholders, assigns, successors- or predecessors-in-interest, subsidiaries, parents or other affiliates, from any and all claims, demands, liens, agreements, contracts, covenants, actions, suits, causes of action, obligations, debts, expenses, attorneys' fees, damages, judgments, orders and liabilities of whatever kind or nature in contract, tort, law, equity or otherwise, whether arising in common law or statute, whether now known or unknown, suspected or unsuspected, and whether or not concealed or hidden, past, existing, potential, or future, by each other (including without limitation any claim or obligation, actual or potential, with respect to the indemnification and/or defense of under any policy of insurance issued by a Settling Insurer and any and all claims for unfair or deceptive trade or insurance practices, violation of section 790.03 of the Insurance Code of the State of California or any similar or related statute or regulation, violation of section 17200 ET SEQ. of the Business and Professions Code of the State of California or any similar or related statute or regulation, bad faith, punitive damages, breach of contract, breach of the implied covenant of good faith and fair dealing or extra-contractual damages or remedies of any type) for or arising from or related in any way to the Asbestos-Related Building Claims, including without limitation those alleged or set forth, or which could have been alleged or set forth, in the pleadings or other documents filed or served in the Coverage Action, arising out of, related directly or indirectly to or connected with acts, omissions, transactions, occurrences or events which form the basis of the Coverage Action; arising directly or indirectly from acts, omissions, transactions, occurrences or events relating in any way to the Coverage Action; or arising directly or indirectly from the negotiation, terms or implementation of this Agreement (the "Released Claims").

     7.2. It is the intention of the Parties that the foregoing release shall be effective as a bar to all Released Claims. In furtherance, and not in limitation, of such intention, the releases described herein shall be, and shall remain in effect as, full and complete releases of the Released Claims, notwithstanding the discovery or existence of any additional or different facts or claims. It is expressly understood and agreed that this


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

Agreement is intended to cover and does cover not only all known facts and/or claims, but also any further facts and/or claims within the scope of the Released Claims, not now known or anticipated, but which may later develop or be discovered, including all the effects and consequences thereof.

          7.2.1. The Parties hereby acknowledge that they are familiar with California Civil Code section 1542, which provides:

     A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Each Party hereby waives and relinquishes all rights and benefits which it has or may have under California Civil Code section 1542 and any statute, rule and legal doctrine in this or any other jurisdiction to the same or similar effect as section 1542 to the full extent that it may lawfully waive such rights and benefits. In making this waiver, each Party acknowledges that it may hereafter discover facts in addition to or different from those which it now believes to be true with respect to the subject matter of the disputes and other matters released herein, but agrees that it has taken that possibility into account in reaching this Agreement and that the releases given herein shall be and remain in effect as full and complete releases notwithstanding the discovery or existence of any such additional or different facts, as to which each Party expressly assumes the risk.

     7.3. Each Party hereto acknowledges and represents that it (a) has fully and carefully read this Agreement prior to execution; (b) has been fully apprised by its attorneys of the legal effect and meaning of this document and all terms and conditions hereof; (c) has had the opportunity to make whatever investigation or inquiry it deemed necessary or appropriate in connection with the subject matter of this Agreement; (d) has been afforded the opportunity to negotiate as to any and all terms hereof; and (e) is executing this Agreement voluntarily, free from any undue influence, coercion, duress or menace of any kind.

     7.4. Each Party agrees to bear its own costs and attorneys' fees with respect to the Coverage Action, the negotiation and drafting of this Agreement and the settlement which led to it.

     7.5. Settling Insurers hereby release and waive any and all past, present and future claims, whether for subrogation, contribution, indemnity or other legal or equitable relief, against American Home Assurance Company, Granite State Insurance Company, Insurance Company of the State of Pennsylvania, Lexington Insurance Company and New Hampshire Insurance Company arising out of or relating to Asbestos-Related Building Claims.

8.   DISMISSAL

     8.1. Within five (5) days of the effective date of this Agreement , Fibreboard shall deliver to counsel for the Settling Insurers an executed request for dismissal from the Coverage Action of each Settling Insurer with prejudice, each Party to bear its own attorney fees and costs.


9.   SEPARATE CLAIMS OF INA

     9.1. Whereas Fibreboard has agreed to make payment to INA and other insurers in resolution of certain claims against Fibreboard arising from payments made on behalf of Fibreboard under the separate Agreement Concerning Asbestos-Related Claims, commonly known as the "Wellington Agreement," for asbestos-related bodily injury claims; in consideration for the execution of this Agreement, Fibreboard shall accelerate all such future payments due INA and such other insurers, paying them in full within 30 days of the effective date of this Agreement.

     9.2. Whereas INA, Fidelity & Casualty Company of New York ("F&C") and Royal Insurance Company ("Royal") have asserted certain claims against Pacific Indemnity Company ("Pacific") and Continental Casualty Company ("Continental") arising from payments made on behalf of Fibreboard under the Wellington Agreement for asbestos-related bodily injury claims (the "Wellington IDP claims") and have asserted the Wellington IDP claims in an action entitled ROYAL INDEMNITY CO., ET AL. V. CONTINENTAL CASUALTY CO., ET AL., No. 926327, in the Superior Court of the State of California for the City and County of San Francisco (the "Royal Action"); and whereas Fibreboard has entered into settlements relating to asbestos-related bodily injury claims with (1) Pacific, Continental and a purported class of asbestos-related bodily injury claimants, court approval for which is being sought in the class action entitled AHEARN, ET AL. V. FIBREBOARD CORPORATION, No. 6:93cv526, in the United States District Court for the Eastern District of Texas, Tyler Division ("the Global Settlement Agreement") and (2) Pacific and Continental, court approval for which is being sought in the class action entitled CONTINENTAL CASUALTY CO., ET AL. V. RUDD, ET AL., No. 6:94cv458, in the United States District Court for the Eastern District of Texas, Tyler Division ("the Trilateral Settlement Agreement"); in consideration for the execution of this Agreement, the Parties agree as follows:

          9.2.1. Settling Insurers agree and shall secure the agreement of INA, F&C and Royal not to oppose court approval of the Global Settlement Agreement or the Trilateral Settlement Agreement or challenge any judgment approving either agreement;

          9.2.2. In the event, and within 30 days, of final court approval of the Global Settlement Agreement, Fibreboard shall pay to INA the sum of $1,100,000.00 (One Million One Hundred Thousand Dollars);

          9.2.3. In the event Fibreboard receives or becomes entitled to receive any funds under the Trilateral Settlement Agreement, or any modification thereof, pursuant to final court approval of that
     agreement, within 30 days   thereafter Fibreboard shall pay to INA the
     sum of $3,000,000.00 (Three Million Dollars);

          9.2.4. Settling Insurers shall secure the agreement of INA, F&C and Royal to dismiss the Royal Action, including all appellate proceedings therein, with prejudice, and to release all claims against Pacific and Continental that would otherwise be extinguished or diminished by court approval of the Global Settlement Agreement or the Trilateral Settlement Agreement, including without limitation the IDP Wellington claims, such dismissals and releases conditioned, and to take effect only, upon the receipt by INA of either the payment required by paragraph 9.2.2. or the payment required by paragraph
     9.2.3. herein;

          9.2.5. Fibreboard shall endeavor reasonably and in good faith to obtain the agreement of Continental and Pacific to a stay of the appeal of the Royal Action pending final court approval or disapproval of the Global Settlement Agreement and Trilateral Settlement Agreement.

          9.2.6. In the event that neither the Global Settlement Agreement nor the Trilateral Settlement Agreement receives final court approval and INA does not receive either of the payments under paragraphs 9.2.2 or 9.2.3., INA, F&C and Royal reserve the right to proceed with their Wellington IDP claims, including the appeal in the Royal Action and, to the extent consistent with its contractual or other legal obligations and without prejudice to Fibreboard, Fibreboard shall not oppose the prosecution of these claims.

     9.3. It is a condition to the effectiveness of this Agreement that Settling Insurers secure the written agreement of INA, F&C and Royal to the provisions of this section 9.


10.  OTHER INSURANCE

     10.1. Fibreboard shall endeavor in good faith to secure the execution by American Home Assurance Company, Granite State Insurance Company, Insurance Company of the State of Pennsylvania, Lexington Insurance Company and New Hampshire Insurance Company of a release and waiver of any and all claims, whether for subrogation, contribution, indemnity or other legal or equitable relief against Settling Insurers arising out of payment of Asbestos-Related Building Claims to or on behalf of Fibreboard. Fibreboard agrees that it shall defend, indemnify and hold harmless the Settling Insurers for any amounts the Settling Insurers are required to pay with respect to a Fibreboard claim, directly or indirectly, in a sequence different from that provided for in Section 4 of this Agreement by reason of a claim made by one of the aforesaid insurers; provided, however, that the reimbursement of any such payment to Settling Insurers shall not relieve Settling Insurers of any obligation to make payments in accordance with Section 4 of this Agreement at a later time.

          10.1.1. Fibreboard represents that it is not presently aware of any potential claims, other than Asbestos-Related Building Claims, that are reasonably likely to lead to the exhaustion of aggregate limits of liability of the policies of aforesaid insurers.

     10.2. Fibreboard shall endeavor in good faith to obtain, as part of any settlement agreement it enters with any of its other insurers after the date of this Agreement, a release and waiver of claims such other insurers may have or assert against Settling Insurers in connection with the Policies as regards Asbestos-Related Building Claims.

     10.3. Fibreboard will use its reasonable best efforts, including the pursuit of litigation, to obtain and enforce settlements or judgments determining the obligations of Fibreboard's other insurers with respect to the Asbestos-Related Building Claims. Fibreboard will retain the right to determine the terms on which it will settle with other insurers; provided, however, that Fibreboard shall not enter into any future settlement determining the obligations of Fibreboard's other insurers with respect to the Asbestos-Related Building Claims without the express written approval, not unreasonably to be withheld, of the Settling Insurers.

          10.3.1. Fibreboard shall give the Settling Insurers reasonable advance notice of its participation in negotiations relating to such settlement with Fibreboard's other insurers and inform Settling Insurers of the settlement terms under consideration in such negotiations and shall provide copies or, if not available, the material terms of any such settlement negotiated;

          10.3.2.   Settling Insurers' [                        *]
      ] any        [                   *                  ] Fibreboard []
                  *                                                      ] of
payments of [                       *                    ] to particular     []
          * ] the Settling Insurers pursuant to paragraphs 4.2.8.1., 4.2.9.1., 4.2.10.1. or 4.2.12.1.

     10.4. To the extent that Fibreboard obtains a judgment that Employers Reinsurance, ESLIC or Lloyd's of London is obligated to make payments of Allocated Expense or Indemnity under policies in effect in 1956-62, Fibreboard shall, at Settling

          * CONFIDENTIAL TREATMENT REQUESTED BY FIBREBOARD CORPORATION
     THIS PORTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION

Insurers' request and if otherwise necessary, make payments, not more than $50,000 per Claim, for the purpose of gaining access to such policies, thereby requiring them to pay in such manner as shall defer payments to be made by the Settling Insurers pursuant to section 4 herein, and it is the intent of this Agreement that the aforenamed insurers shall have no right of reimbursement, set-off, contribution, indemnity, subrogation or otherwise against the Settling Insurers arising from payments made by them and Fibreboard shall cooperate reasonably with the Settling Insurers in seeking to enforce such intent.


11.  CONFIDENTIALITY AND NONWAIVER

     11.1. In consideration of the mutual promises set forth in this Agreement, the Parties have agreed to settle such claims as are enumerated herein strictly as a business accommodation unrelated to the merits of the respective claims of the Parties and without prejudice to their respective positions. Nothing herein shall be construed as a waiver, estoppel or invalidation of any position the Parties may take in the future with respect to any claims or defenses other than the Released Claims. Neither execution nor performance under this Agreement is intended as, nor shall it be construed or referred to in any way as, an admission of the truth of the claims or contentions of any other Party or the existence of any liability or responsibility at any time or for any purpose, or of the violation of federal, state or local law, ordinance or regulation or of any liability or wrongdoing.

     11.2. The terms and conditions of this Agreement shall remain confidential and shall not hereafter be disclosed to any person or entity not a Party to the Agreement. Notwithstanding the provisions of this paragraph, this Agreement may be disclosed to attorneys, partners, assignees, reinsurers and their retrocessionaires or to financial auditors and accountants of any Party, and as required by law in public filings or otherwise, and to the extent reasonably necessary for legitimate business purposes; for purposes of obtaining settlements determining the obligations of other insurers of Fibreboard, to such other insurers (on a confidential basis only); or otherwise as compelled against a Party by legal process over the diligent objection and opposition of such Party after reasonable notice to the other Parties.

     11.3. This Agreement, and the acts, errors and omissions of the Parties leading up to and including its negotiation and execution constitute the compromise of disputed claims, are subject to the protection afforded by sections 1152 and 1152.5 of the California Evidence Code and Rule 408 of the Federal Rules of Evidence and similar statutes and rules, are without prejudice or value as precedent and shall not be used or referred to or cited in any way in any communication, proceeding or hearing for the purpose of creating, proving, modifying or interpreting obligations of any of the Parties under, or terms and conditions of, any other agreement or any policy.

12.  INTERPRETATION

     12.1. It is acknowledged that each Party, with the assistance of competent counsel, has participated in the negotiation and drafting of this Agreement and that any ambiguity should not be construed for or against any Party on account of such drafting. This Agreement is not an insurance contract and shall not be construed in favor of any Party by virtue of that Party's status as the drafter of language herein. The Parties agree that this Agreement has been negotiated at arm's length by parties of equal bargaining power, each of which was represented by competent counsel of its own choosing. The Parties further acknowledge that the obligations and releases herein described are in good faith and are reasonable in the context of the matters released.

     12.2. This Agreement has been negotiated and entered into in the State of California and shall in all respects be governed, enforced and construed in accordance with the laws of the State of California.


13.  DISPUTE RESOLUTION

     13.1. In event of any disputes arising under this Agreement (including without limitation its interpretation, application or implementation) which the Parties cannot resolve by negotiations, the Parties will submit the dispute to a mediator mutually agreed on by the Parties and paid equally by each side. If the dispute is not resolved by mediation, it shall be submitted to binding and final arbitration, without right of appeal, or to another form of binding alternative dispute resolution ("ADR") of the interested Parties' choosing. In the event the Parties cannot agree on arbitration or another form of ADR, the dispute will be submitted for binding arbitration by the American Arbitration Association pursuant to its rules.

          13.1.1. In the event that a Party has demonstrated a pattern of noncompliance with the terms or intendment of this Agreement and that it is reasonably likely to continue to do so, the Party aggrieved thereby shall have the right to the appointment, pursuant to the preceding section, of a single arbitrator or mediator or panel of arbitrators or mediators to sit from time to time in supervision of the future performance of this Agreement by the noncomplying Party until such pattern is reasonably determined to have ended.


14.  NOTICE

     14.1. All notices, bills, demands, payments, accounting or other communications which any Party desires or is required to give, shall be given in writing and shall be deemed to have been given if hand delivered, sent by facsimile or by United States Mail, to the Party or Parties at the address noticed below or such other address as a Party may designate in writing from time to time:

Fibreboard Corporation                  Mr. Irwin A. Bobrin
Attention:  Michael R. Douglas, Esq.    Account Specialist
California Plaza Building               CIGNA Companies
2121 N. California Blvd., Suite 560     Asbestos Claims Management
Walnut Creek, California 94596          1601 Chestnut Street - TLP 15
Facsimile No. (510) 274-0714            Philadelphia, Pennsylvania  19192-2151
                                        Facsimile No. (215) 761-5475

15.  OTHER TERMS AND CONDITIONS

     15.1. This Agreement is not intended to confer rights or benefits on any person or entity other than a Party.

     15.2. Neither this Agreement nor any of the rights, benefits or obligations arising under this Agreement may be assigned by any Party without the prior written consent of the other Parties, which consent shall not be unreasonably withheld.

     15.3. Each Party represents, warrants and agrees that it has not assigned or transferred or purported to or attempted to assign or transfer to any person or entity any right, claim or matter released herein. Each Party shall defend, indemnify and hold the other Parties harmless from any and all claims arising out of or relating to any assignment or transfer and any purported or attempted assignment or transfer contrary to the terms of this paragraph.

     15.4. Each Party represents, warrants and agrees that (a) no promises or agreements not expressed herein have been made to it; (b) this Agreement contains the entire agreement between the Parties, that it supersedes any and all prior agreements or understandings between the Parties and that its terms are contractual and not a mere recital; (c) in executing this Agreement, neither Party has relied on any statements or representations made by the other Party or the other Party's agents, servants or attorneys concerning the subject matter, basis or effect of this Agreement other than as set forth herein; and (d) each Party is relying solely on its own judgment and knowledge and the advice of its counsel.

     15.5. Any party adjudicated to be in breach of the terms of this Agreement pursuant to an arbitration or other form of ADR proceeding under paragraph 13.1 shall, subject to the reasonable discretion of the arbitrator or adjudicator, be required to pay to the non-breaching party costs and expenses, including reasonable attorneys' fees, incurred by such non-breaching party in connection with the enforcement of this Agreement.

     15.6. In the event of the bankruptcy or insolvency or similar proceeding of Fibreboard or an entity including Fibreboard, Fibreboard shall notify the Bankruptcy Court and the Trustee in Bankruptcy or similar officer of the Court of the existence of this Agreement and the Settling Insurers shall thereafter respond to any billings in the manner ordered by the Trustee in Bankruptcy or similar officer of the Court.

     15.7. The Parties agree to do all things reasonable to implement this Agreement. The Parties will reasonably assist and cooperate, each with the other, to effectuate the purposes of this Agreement, protect and defend its integrity (including testifying as to its provisions, operations and bona fides) and to do what may be necessary to verify its existence and operation in such matters as may be relevant. To the extent reasonable and practical, each Party shall cooperate and assist the other by providing any information and witnesses reasonably necessary to secure recoveries from other Fibreboard insurers for Asbestos-Related Building Claims.

     15.8. The Parties agree that, except as otherwise set forth herein, they have not and will not commence, maintain, initiate or prosecute, or cause, encourage, assist, advise or cooperate with any other person or entity to commence, maintain, initiate or prosecute, any action, suit, proceeding or claim before any court or administrative agency (whether state, federal or otherwise) against any other Party arising from, concerned with, or otherwise related to, in whole or in part, any of the Released Claims.

     15.9. The representations, warranties, agreements, and promises made by each Party to this Agreement and contained herein shall survive the execution of this Agreement.

     15.10. No amendment, modification, addendum or revision of this Agreement shall be valid unless it is in writing and signed by the Party or Parties to be bound, in which event there need be no separate consideration therefor.

     15.11. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed one and the same instrument. This Agreement is not and shall not be effective, however, unless and until each Party executes the original or a counterpart.

     15.12. This Agreement shall become effective (the "Effective Date") as to each Party from and after the later of the date the last Party shall have executed this Agreement or the date the conditions of section 9 are satisfied.

     WHEREFORE, the Parties execute this Agreement as follows:


                            [Signature pages follow]

Dated:  October 28 1994       FIBREBOARD CORPORATION


                         By   /s/  Michael R. Douglas
                            -------------------------



Dated:  October 28, 1994 CALIFORNIA UNION INSURANCE COMPANY


                         By   /s/  Irwin A. Bobrin
                            -------------------------



Dated:  October 28, 1994 CENTRAL NATIONAL INSURANCE COMPANY OF OMAHA


                         By  /s/  Irwin A. Bobrin
                            -------------------------



Dated:  October 28, 1994 CENTURY INDEMNITY COMPANY


                         By  /s/  Irwin A. Bobrin
                            -------------------------



Dated:  October 28, 1994 CIGNA PROPERTY AND CASUALTY INSURANCE COMPANY


                         By  /s/  Irwin A. Bobrin
                            -------------------------

Dated:  October 28, 1994 INSURANCE COMPANY OF NORTH AMERICA


                         By  /s/  Irwin A. Bobrin
                            --------------------------


APPROVED AS TO FORM:


Dated:  October 28, 1994 BROBECK, PHLEGER & HARRISON


                         By  /s/  William R. Irwin
                            --------------------------
                                 William R. Irwin
                         Attorneys for Fibreboard Corporation



Dated:  October 31, 1994 O'MELVENY & MYERS


                         By  /s/  Martin S. Checov
                            --------------------------
                                 Martin S. Checov
                         Attorneys for California Union Insurance Company, Central National Insurance Company of Omaha, Century Indemnity Company, CIGNA Property and Casualty Insurance Company and Insurance Company of North America